UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONSTELLATION ENERGY PARTNERS LLC

(Exact name of registrant as specified in its charter)

Delaware	11-3742489
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Main St., Suite 1300

Houston, TX 77002

(address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Units representing Class B limited liability company interests	NYSE Amex LLC
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in connection with the registration of its common units representing Class B limited liability company interests (the “common units”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of its common units to the NYSE Amex LLC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the common units to be registered hereunder, see the sections captioned “Description of the Common Units” and “The Limited Liability Company Agreement” in the Company’s Registration Statement on Form S-3 (No. 333-171792) filed with the SEC on January 20, 2011, which are incorporated by reference into this Form 8-A.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Certificate of Formation of Constellation Energy Partners LLC, as amended (incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by Constellation Energy Partners LLC on March 12, 2007, File No. 001-33147).

2.	Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Constellation Energy Partners LLC on November 28, 2006, File No. 001-33147).

3.	Amendment No. 1 to Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC, dated April 23, 2007 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Constellation Energy Partners LLC on April 24, 2007, File No. 001-33147).

4.	Amendment No. 2 to Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC, dated July 25, 2007 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Constellation Energy Partners LLC on July 26, 2007, File No. 001-33147).

5.	Amendment No. 3 to Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC, dated September 21, 2007 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Constellation Energy Partners LLC on September 26, 2007, File No. 001-33147).

6.	Amendment No. 4 to the Second Amended and Restated Operating Agreement of Constellation Energy Partners LLC, dated December 28, 2007 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Constellation Energy Partners LLC on December 28, 2007, File No. 001-33147).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2012

CONSTELLATION ENERGY PARTNERS LLC

By:
/s/ Stephen R. Brunner
Stephen R. Brunner
Chief Executive Officer, Chief Operating Officer and President